UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2023

STITCH FIX, INC.

(Exact name of Registrant as Specified in Its Charter)

Commission file number: 001-38291

Delaware	27-5026540
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1 Montgomery Street, Suite 1100

San Francisco, California 94104

(Address of principal executive offices and zip code)

(415) 882-7765

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A common stock, par value $0.00002 per share	SFIX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05	Costs Associated with Exit or Disposal Activities.

As disclosed prior to the date of this report, Stitch Fix, Inc. (the “Company”) previously committed to a restructuring in 2022 to reduce operating costs that included elimination of approximately 15% of employees in salaried positions, representing approximately 4% of the Company’s employees in total. In furtherance of and as an expansion of this restructuring plan, on January 5, 2023, the Company is implementing a plan of termination that includes the elimination of approximately 6% of the Company’s current employee workforce, including approximately 20% of employees in salaried positions (the “January 2023 Reduction in Force” and, together with the previously announced restructuring, the “Restructuring Plan”).

As of October 29, 2022, the Company had incurred $18.7 million in restructuring charges in connection with the Restructuring Plan, excluding charges relating to the January 2023 Reduction in Force. As a result of the January 2023 Reduction in Force, the Company estimates that it will incur between $15 million and $20 million in cash restructuring charges for separation-related payments, benefits, and related taxes. The Company expects that most expenses related to the January 2023 Reduction in Force will be incurred by the end of the quarter ending January 28, 2023, and expects most cash payments related to the January 2023 Reduction in Force to be completed by the end of the quarter ending April 29, 2023.

The Company may incur other charges or cash expenditures not currently contemplated that may occur as a result of or in connection with the Restructuring Plan, including the January 2023 Reduction in Force. The Company intends to exclude such charges from its calculation of adjusted EBITDA.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 4, 2023, in connection with the Company’s Reduction in Force, the Company and Elizabeth Spaulding, the Company’s Chief Executive Officer, agreed that she would step down from her employment with the Company and from the Board of Directors, effective January 5, 2023. In connection with Ms. Spaulding’s termination of employment, she entered into a separation agreement with the Company that provides she will receive 12 months of salary and 15 months of health care coverage reimbursement and will provide consulting services to the Company through March 31, 2023. Ms. Spaulding’s resignation from the Board of Directors is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Also on January 4, 2023, the Board of Directors appointed Katrina Lake, the Company’s Founder and Executive Chairperson of the Board of Directors, as Chief Executive Officer, effective January 5, 2023, to serve in an interim capacity for six months or until her successor is appointed, or until such other date as may be mutually agreed by Ms. Lake and the Board of Directors. Ms. Lake, age 40, served as the Company’s Chief Executive Officer from its inception until July 2021, and is currently a non-executive employee of the Company. She has been a member of the Board of Directors since the Company’s inception in 2011. Ms. Lake holds a B.A. in Economics from Stanford University and an M.B.A. from Harvard University.

On this same date, the Compensation Committee of the Board of Directors approved an amended and restated employment offer letter with Ms. Lake that provides that Ms. Lake will receive no change in her annual base salary, which is currently $80,000, and two options to purchase a total of 200,000 shares of the Company’s Class A common stock with an exercise price equal to the closing price of the Company’s Class A common stock on the date of grant, which will be January 6, 2023. The first option, for 150,000 shares, will vest upon the earlier to occur of July 5, 2023 and the first day of employment of a successor Chief Executive Officer (the “Cliff Vesting Option”). The second option, for 50,000 shares, will vest upon the first day of employment of a successor Chief Executive Officer, provided her successor is offered the role prior to July 5, 2023. The Cliff Vesting Option will be subject to full acceleration of vesting in the event of either a termination of Ms. Lake’s employment as Chief Executive Officer by the Company without cause, whether or not in connection with a change in control, or resignation by Ms. Lake for good reason, prior to July 6, 2023. Ms. Lake is also entitled to 12 months of heath care coverage reimbursement in the event of either a termination of Ms. Lake’s employment as Chief Executive Officer without cause or a resignation by Ms. Lake for good reason, prior to July 6, 2023. Chelsea Lake, Ms. Lake’s sister, is an employee of the Company with compensation as described in the Company’s proxy statement for its 2022 Annual Meeting of Stockholders, filed with the SEC on November 1, 2022.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws including, without limitation, statements regarding the intended effect of the Restructuring Plan, the Company’s expectations regarding the estimated costs, timing of such costs, and timing of completion of the Restructuring Plan and January 2023 Reduction in Force, and the length of Ms. Lake’s service as interim Chief Executive Officer. All statements other than statements of historical fact could be deemed forward looking, including but not limited to the Company’s expectations regarding the amount and timing of restructuring charges and the potential benefits of the Restructuring Plan. These statements involve substantial risks and uncertainties that may cause the Company’s actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements, including risks and uncertainties related to the current macroeconomic environment; the Company’s ability to generate sufficient net revenue to offset its costs; the growth of the Company’s market and consumer behavior; the Company’s ability to acquire, engage, and retain clients; the Company’s ability to provide offerings and services that achieve market acceptance; the Company’s data science and technology, stylists, operations, marketing initiatives, and other key strategic areas; risks related to the Company’s inventory; risks related to the Company’s supply chain, sourcing of materials and shipping of merchandise; risks related to international operations; the Company’s ability to forecast its future operating results and restructuring expenses; and other risks described in the filings the Company makes with the Securities and Exchange Commission (the “SEC”). Further information on these and other factors that could cause the Company’s financial results, performance, and achievements to differ materially from any results, performance, or achievements anticipated, expressed, or implied by these forward-looking statements is included in filings the Company makes with the SEC from time to time, including in the section titled “Risk Factors” in its Quarterly Report on Form 10-Q for the fiscal quarter ended October 29, 2022. These documents are available on the SEC Filings section of the Investor Relations section of the Company’s website at: https://investors.stitchfix.com. Any forward-looking statements contained in this Current Report on Form 8-K are based on assumptions that the Company believes to be reasonable as of the date of this report. The Company undertakes no obligation to update any forward-looking statements made in this Current Report on Form 8-K to reflect events or circumstances after the date hereof or to reflect new information or the occurrence of unanticipated events, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stitch Fix, Inc.

Dated: January 5, 2023	By:	/s/ Casey O’Connor
Casey O’Connor
Chief Legal Officer